UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 24, 2017 (January 19, 2017)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2017 Restricted Stock Awards to Executive Officers

The Compensation Committee of the Board of Directors of the Company granted performance-based and time-based restricted stock awards to each of the Company’s executive officers effective January 19, 2017, as described in greater detail below.

The following table shows the target number of Performance-Based Restricted Stock and Time-Based Restricted Stock for each executive officer:

Name and Position	Number of Target Shares of Performance - Based Restricted Stock (1)	Number of Shares of Time - Based Restricted Stock	Total Number of Shares of Restricted Stock
Andrew J. England Chief Executive Officer & Director	76,013	25,338	101,351
Clifford E. Marks President	95,692	63,795	159,487
Katherine L. Scherping Chief Financial Officer	28,946	19,297	48,243
Ralph E. Hardy Executive Vice President & General Counsel	22,012	14,675	36,687
Executive Officers as a Group	222,663	123,105	345,768

(1)

Reflects the target number of shares that will vest.  Performance-based Restricted Stock is scheduled to vest at target based (i) 75% on a cumulative Free Cash Flow target and (ii) 25% on a Digital Revenue target.  The awards are scheduled to vest based on the scales shown below. The Compensation Committee may apply other pre-determined adjustments to the definition of Free Cash Flow and Digital Revenue under the plan. The performance-based restricted shares are scheduled to vest on the 60th day following the last day of the three-year and one-year measurement periods ending December 26, 2019 (the “Vesting Date”) and include the right to receive regular and special cash dividends accrued over the vesting period, if and when the underlying shares vest.  Below is a summary of how the number of vested shares of restricted stock will be determined based on the level of achievement of actual cumulative Free Cash Flow and Digital Revenue.

Free Cash Flow - % of Target	Award Vesting % of Target Shares
<85%	None
85%	25%
90%	50%
95% 100%	75% 100%
≥105%	150%

Digital Revenue - % of Target	Award Vesting % of Target Shares
<44.4%	None
44.4%	25%
100%	100%

≥155.6%	200%

Payouts will be interpolated for performance between points shown in the tables above.

The time-based restricted shares are scheduled to vest 33.33% on the first, second and third anniversaries of the grant date, subject to continuous service.  The time-based restricted shares include the right to receive regular and special cash dividends, if and when the underlying shares vest.

Upon vesting of the restricted stock described above, National CineMedia, LLC (“NCM LLC”) will issue common membership units to the Company equal to the number of shares of the Company’s common stock represented by such restricted stock.

2017 Base Salaries for Executive Officers

The Compensation Committee approved the following 2017 base salaries effective January 19, 2017.

	2017 Base Salary	2016 Base Salary	Percentage Increase
Name and Position	(in thousands)
Andrew J. England Chief Executive Officer & Director	$875	$750	17%
Clifford E. Marks President	$858	$842	2%
Katherine L. Scherping Chief Financial Officer	$408	$400	2%
Ralph E. Hardy Executive Vice President & General Counsel	$310	$304	2%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: January 24, 2017	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

NATIONAL CINEMEDIA, LLC

By:  National CineMedia, Inc., its manager

Dated: January 24, 2017	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

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